UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 26, 2007 (September 1, 2007)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On June 4, 2007, Rite Aid Corporation (“Rite Aid” or the “Company”) completed its acquisition (the “Acquisition”) of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc. (the “Jean Coutu Group”), pursuant to the Stock Purchase Agreement, dated as of August 23, 2006, between Rite Aid and Jean Coutu Group.  This Current Report on Form 8-K includes information regarding The Jean Coutu Group (PJC) USA, Inc. (“JC Group USA”) which was a wholly owned subsidiary of the Jean Coutu Group and the holding company for all the Brooks and Eckerd drugstore chain activities acquired by Rite Aid. This Current Report on Form 8-K is being filed to set forth the unaudited pro forma statement of operations of Rite Aid for the 26 weeks ended September 1, 2007.

Item 9.01.              Financial Statements and Exhibits.

(a) Pro Forma Financial Information.

The unaudited pro forma statement of operations of Rite Aid for the 26 weeks ended September 1, 2007 is included as Exhibit 99.1 herein.

(d)	Exhibits
	99.1	Unaudited pro forma statement of operations of Rite Aid for the 26 weeks ended September 1, 2007 — Included herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 26, 2007

By:	/s/ Robert B. Sari
Name:	Robert B. Sari
Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma statement of operations of Rite Aid for the 26 weeks ended September 1, 2007 — Included herein